Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 30, 2020, except for Notes 3.1 and 3.7, as to which the date is August 5, 2020, with respect to the consolidated financial statements of Orphazyme A/S for the years ended December 31, 2019 and 2018, included in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-248607) and related Prospectus of Orphazyme A/S for the registration of its common shares.

/s/ EY Godkendt Revisionspartnerselskab (formerly Ernst & Young P/S)

Copenhagen, Denmark

September 21, 2020